50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980 Fax: 775.323.2339	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073 Fax: 702.990.3564
www.shermanhoward.com

Exhibit 5.1

April 19, 2018
Victory Energy Corporation
3355 Bees Cave Road, Suite 608
Austin, Texas 78746

Re:    Victory Energy Corporation/Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Nevada counsel to Victory Energy Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company of 4,382,872 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by Navitus Energy Group (the “Selling Stockholder”) under a Registration Statement on Form S-1 (File No. 333-222885), which may be amended from time to time (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of Nevada on November 21, 2017;

(c)	the Amended and Restated Bylaws of the Company as adopted on September 14, 2017;

(d)	the Divesture Agreement by and between the Company and the Selling Stockholder dated August 21, 2017;

(e)	Amendment No. 1 to the Divesture Agreement by and between the Company and the Selling Stockholder dated September 14, 2017;

(f)	a specimen certificate representing the Common Stock; and

(g)	certain resolutions and actions of the Board of Directors of the Company relating to the approval of the Divesture Agreement and Amendment No. 1 to the Divesture

Victory Energy Corporation April 19, 2018 Page 3

Agreement, the issuance and the registration of the Shares under the Securities Act, and such other matters as relevant.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination of documents, we have assumed:

(a)	the legal capacity of all natural persons executing the documents;

(b)	the genuineness of all signatures on the documents;

(c)	the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d)	that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e)
other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents.

We have also assumed that:

(a)	the persons identified as officers of the Company are actually serving in such capacity; and

(b)	the Registration Statement will be declared effective.

The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Victory Energy Corporation April 19, 2018 Page 3

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, were validly issued, and are fully paid and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

The opinions we express herein are limited to matters involving the laws of the State of Nevada. We express no opinion regarding the effect of the laws of any other jurisdiction or state. We specifically exclude any opinions regarding federal or state securities laws, including the securities laws of the State of Nevada, related to the issuance and sale of the Shares.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.